EXHIBIT 10.25.7.1

AMENDMENT NO. 1 TO WARRANT

This Amendment No. 1 to Warrant (“Amendment”), is made, delivered, and effective as of the Effective Date by and between NEXX SYSTEMS, INC., a Delaware corporation (“Borrower”) and COMERICA BANK, a Texas banking association (“Comerica”) in order to amend the Warrant to Purchase Stock dated June 10, 2011 issued by Borrower to Comerica Bank (“Warrant”).

For valuable consideration, Borrower and Comerica agree as follows:

1. Section 2.4 of the Warrant is amended entirely to read as set forth below:

“2.4 Intentionally deleted.”

2. This Amendment is not an agreement to any further or other amendment of the Warrant. Borrower and Comerica expressly acknowledge and agree that except as expressly amended in this Amendment, the Warrant, as amended, remains in full force and effect and is ratified and confirmed.

This Amendment No. 1 to Warrant is executed and delivered as of the date first written above.

NEXX SYSTEMS, INC.		COMERICA BANK

By:	/S/ STANLEY D. PIEKOS	By:	/S/ LAREEDA RENTIE
Name:	Stanley D. Piekos	Name:	LaReeda Rentie
Title:	Chief Financial Officer	Title:	First Level Officer